UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2008

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena , California 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 14, 2008, Joseph T. Kingsley stepped down from his position as Chief Financial Officer of Arrowhead Research Corporation (the “Company”). Mr. Kingsley continues to be an employee of the Company. He will provide strategic and financial advice and assistance and will hold the title of Assistant to the President. The other terms of his employment remain the same. There is no formal employment agreement between the Company and Mr. Kingsley. Mr. Kingsley and the Company entered into a severance agreement in May 2007, previously filed with a Form 8-K on May 30, 2007.

Paul McDonnel was appointed Chief Financial Officer on January 16, 2008. Mr. McDonnel has held the position of Vice President, Finance and Accounting of the Company since 2006. Mr. McDonnel has served in a variety of executive-level finance, accounting and operational positions. From 2003 until 2005, Mr. McDonnel served as CEO and CFO of Quality Imaging Products, an Irvine, California-based remanufacturer of toner cartridges, which was sold in 2005 to Printing Technology, Inc. From 1999 to 2003, he was CFO at Instashred Security Services LLC, a provider of shredding services across North America, until its sale to Recall Secured Destruction Services, Inc., when he became Senior Operations Manager for California. During his 26-year career, he also served as the CFO of Reid Plastics, Inc. and Trojan Enterprises, Inc. and worked closely with several private equity groups in connection with merger and acquisition transactions. Mr. McDonnel is a CPA and began his career in the Los Angeles office of Arthur Andersen & Co. Mr. McDonnel received his masters degree in management accounting and his bachelors degree in accounting from Brigham Young University.

As the Company’s CFO, Mr. McDonnel, age 51, will be paid a base salary of $200,000 per year. As an officer of the Company, Mr. McDonnel is eligible to participate in the Executive Bonus Plan, previously filed with the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 as Exhibit 10.11. Mr. McDonnel was granted options to purchase 100,000 shares of Company common stock on March 13, 2006 and 100,000 shares on August 21, 2006, under the 2004 Equity Incentive Plan. Mr. McDonnel’s 2006 options have an exercise price of $4.61 and $5.00, respectively; the closing price of the Company’s common stock on The NASDAQ National Market on each respective grant date. Mr. McDonnel’s first option vests over four years, with the first 5,000 shares vested on the first day of the eighth month following the grant date and 2,500 shares vesting on each monthly anniversary thereafter for 40 successive months. The second option vests concurrently with the first option. As of the date of this report, Mr. McDonnel holds 75,000 vested options with the remaining 125,000 options vesting in equal monthly installments over the next 25 months.

There is no formal employment agreement between the Company and Mr. McDonnel. Mr. McDonnel’s employment is at-will and subject to the general employment policies of the Company, and, except with regard to his title and salary set forth above, the terms of the offer letter dated March 2, 2006.

Item 9.01	Exhibits

10.1	Offer Letter dated March 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2008

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul McDonnel
Paul McDonnel
Chief Financial Officer